EXHIBIT 4.1

                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of this 6th day of March 2003, by and between FACTORY 2-U STORES, a Delaware corporation (the "Company"), and _____________ (the "Investor").

                              W I T N E S S E T H:

     WHEREAS, the Investor desires to subscribe for, purchase and acquire from the Company and the Company desires to sell and issue to the Investor ______ shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), upon the terms and conditions and subject to the provisions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Investor subscribes for and agrees to purchase and acquire from the Company and the Company agrees to sell and issue to the Investor the Shares, in the manner set forth in SECTION 2 hereof, at a purchase price of ______ per Share, yielding an aggregate purchase price of __________ (the "Purchase Price").

     2. TERMS OF PURCHASE AND SALE OF THE SHARES. The closing of the transactions contemplated hereby (the "Closing") shall take place at such time and place as the Investor and the Company may agree upon; provided, however, that in no event shall the Closing take place later than March 31, 2003.
Contemporaneously with the delivery of this Agreement, the Investor shall deliver to the Company the Purchase Price by wire transfer of immediately available funds pursuant to wire transfer instructions given to the Investor by the Company. At the Closing, the Company shall deliver to the Investor a certificate, registered in the name of the Investor, representing the Shares.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Investor to enter into this Agreement, the Company represents and warrants the following:

          (A) AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite right, power, and authority to execute, deliver and perform this Agreement.

          (B) ENFORCEABILITY. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company, and, upon its execution by the Investor, shall constitute the

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     legal,  valid,  and  binding  obligation  of the  Company,  enforceable  in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

          (C) NO VIOLATIONS. The execution, delivery, and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the Company's Restated Certificate of Incorporation or Bylaws and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof.

          (D) CAPITALIZATION. The authorized capital stock of the Company consists of: 35,000,000 shares of Common Stock, of which 13,473,400 were issued and outstanding as of February 21, 2003, 7,500,000 shares of preferred stock, $0.01 par value, none of which were issued and outstanding on February 21, 2003. As of January 31, 2003, the Company has (i) granted options to purchase 1,421,807 shares of Common Stock, including 4,520 performance-based options, and (ii) issued currently exercisable warrants to purchase 82,690 shares of Common Stock, with an exercise price of $19.91 per share. Upon issuance in accordance with the terms of this Agreement against payment of the Purchase Price therefor the Shares will be duly and validly issued, fully paid, and nonassessable with no personal liability attaching to the ownership thereof and free and clear of all liens imposed by or through the Company, and, assuming the accuracy of the representations and warranties of the Investor, will be issued in accordance with a valid exemption from the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws (the "State Acts").

          (E) EXCHANGE ACT FILING. All reports and statements required to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, due at or prior to the date of this Agreement have been made. Such filings, together with all documents incorporated by reference therein, are referred to as "Exchange Act Documents." Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (F) COMPANY FINANCIAL STATEMENTS. The audited financial statements, together with the related notes of the Company at February 2, 2002 and

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     February 3, 2001,  and for the years then ended,  included in the Company's
     Annual Report of Form 10-K for the year ended February 2, 2002, and the unaudited financial statements of the Company at November 2, 2002, and for
     the  nine  months  then  ended,   (collectively,   the  "Company  Financial
     Statements") included in the Company's Quarterly Report on Form 10-Q for the quarter ended November 2, 2002, respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended (subject to, in the case of unaudited financial statements, normal audit adjustments). To the knowledge of the Company, such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as expressly noted therein.

          (G) NO MATERIAL LIABILITIES. Except as contemplated by the Company's press release dated February 26, 2003 or as described on Schedule 3(g), since November 2, 2002, the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on the Company's balance sheet as November 2, 2002, and there has not been any material adverse change, or to the actual knowledge of the Company, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, or results of operations of the Company or any change in the capital or increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

          (H) NO DISPUTES AGAINST COMPANY. Except as disclosed in the Exchange Act Documents there is no material pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding against the Company, (c) governmental inquiry against the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others.

     4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. In order to induce the Company to enter into this Agreement, the Investor represents and warrants the following:

          (A) AUTHORITY. The Investor has all requisite right, power, and authority to execute, deliver, and perform this Agreement.

          (B) ENFORCEABILITY. The execution, delivery, and performance of this Agreement by the Investor have been duly authorized by all requisite partnership or corporate action, as the case may be. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency,

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     reorganization,  or other laws relating to or affecting the  enforcement of creditors' rights generally and by general principles of equity.

          (C) NO VIOLATIONS. The execution, delivery, and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

          (D) KNOWLEDGE OF INVESTMENT AND ITS RISKS. The Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor's investment in the Shares. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company's business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose Investor's entire investment in the Company.

          (E) INVESTMENT INTENT. The Investor hereby represents and warrants that (i) the Shares are being acquired for investment for the Investor's own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Shares, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares within the meaning of the Securities Act and (ii) the Investor does not have any contracts, understandings, agreements, or arrangements with any person and/or entity to sell, transfer, or grant participations to such person and/or entity, with respect to any of the Shares.

          (F) ACCREDITED INVESTOR. The Investor is an "Accredited Investor" as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

          (G) DISCLOSURE. The Investor has reviewed information provided by the Company in connection with the decision to purchase the Shares, consisting of the Company's publicly available filings with the Securities and Exchange Commission and the information contained therein. The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Shares. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects, and financial condition of the Company. To the Investor's knowledge, the Company has not disclosed any material non-public information to the Investor. All such questions have been answered to the full satisfaction of the Investor.

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          (H)  NO  REGISTRATION.  The Investor  understands that Investor may be required to bear the economic risk of Investor's investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Shares has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Shares must be held by he, she or it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available,
     (iii) except as set forth in the Registration Rights Agreement between the Company and the Investor, the Company is under no obligation to register any of the Shares on the Investor's behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Subscription Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

          (I) TRANSFER RESTRICTIONS. The Investor will not transfer any of the Shares unless such transfer is registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the certificates evidencing the Shares will bear appropriate legends indicating such transfer restrictions placed upon the Shares, (ii) the Company shall have no obligation to honor transfers of any of the Shares in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

          (J) PRINCIPAL ADDRESS. The Investor's principal residence, if an individual, or principal executive office, if an entity, is set forth on the signature page of this Subscription Agreement.

     5. FURTHER ASSURANCES. The parties will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Shares.

     6. REGISTRATION RIGHTS AGREEMENT; POWER OF ATTORNEY. The Investor agrees to be bound by the terms of and hereby executes the Registration Rights Agreement among the Company and the purchasers of the Shares (the "Registration Rights Agreement").

     7. ENTIRE AGREEMENT; NO ORAL MODIFICATION. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

     8. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is

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intended to confer on any other person other than the parties  hereto,  or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of Delaware, both substantive and remedial. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas or in the United States District Court for the Southern District of Texas and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts.

     11. PREVAILING PARTIES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys' fees in addition to any other remedy.

     12. HEADINGS. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         FACTORY 2-U STORES, INC.,
                                         a Delaware corporation


                                         By:
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                                         Name:
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                                         Its:
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                                         INVESTOR

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